Exhibit 13.1

CERTIFICATION FILED PURSUANT TO 17 CFR 240. 13(A) AND 18 U.S.C

SECTION 906 CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each undersigned officer of Argo Blockchain plc, a public limited company incorporated under the laws of England and Wales (“Argo”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2025 (the “Report”) of Argo fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Argo.

Date: 29 April, 2026

/s/ Justin Nolan
Justin Nolan
Title: Chief Executive Officer
Argo Blockchain plc

Date: 29, April 2026

/s/ Charlotte Proctor-Worrall
Charlotte Proctor-Worrall
Title: Chief Financial Officer
Argo Blockchain plc